As filed with the Securities and Exchange Commission on November 9, 2004        Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0218876
(State of Incorporation)	(I.R.S. Employer Identification No.)

620 Pilot Road

Las Vegas, NV 89119

(Address of principal executive offices)

Mikohn Gaming Corporation Stock Option Plan, as Amended

Mikohn Gaming Corporation Director Stock Option Plan, as Amended

Mikohn Gaming Corporation Employee Stock Incentive Plan

(Full title of the plans)

Michael A. Sicuro

Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Mikohn Gaming Corporation

620 Pilot Road

Las Vegas, NV 89119

(702) 896-3890

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley Godward LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.10 per share (including the associated Preferred Stock Purchase Rights) (3)	2,158,859 shares	$4.25 to $7.54	$12,399,194.28	$1,570.98

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are calculated on the basis of (a) the weighted average exercise price of $4.93 for 1,152,477 shares subject to outstanding stock options granted under the Registrant’s Stock Option Plan, as amended, (b) the weighted average exercise price of $4.85 for 324,000 shares subject to outstanding stock options granted under the Registrant’s Director Stock Option Plan, as amended, and (c) $7.54, the average of the high and low sales prices of Registrant’s Common Stock on November 5, 2004, as reported on the NASDAQ National Market, for the 447,523 additional shares available for grant under the Stock Option Plan and the 26,000 additional shares available for grant under the Director Stock Option Plan, together with 208,859 shares available for grant under the Registrant’s Employee Incentive Plan.

(3)	Shares issuable pursuant to the Registrant’s (i) Stock Option Plan, as amended, (ii) Director Stock Option Plan, as amended and (iii) Employee Incentive Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Mikohn Gaming Corporation, a Nevada corporation (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2003 (the “Form 10-K”), which is the Registrant’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and which contains audited financial statements for the Registrant’s latest fiscal year for which a Form 10-K was required to have been filed.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

(c) The Registrant’s Current Reports on Form 8-K filed on January 20, 2004, March 26, 2004, May 3, 2004, October 22, 2004 and November 3, 2004.

(d) The description of the Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed under the Exchange Act on November 2, 1993, including any amendment or report filed for the purpose of updated such description.

(e) The description of the Registrant’s stockholder rights plan contained in a Registration Statement on Form 8-A filed under the Exchange Act on August 2, 2000, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Michael Dreitzer, Esq., who has passed upon the legality of any newly issued shares of Registrant’s Common Stock covered by this Registration Statement, is Executive Vice President and General Counsel of the Registrant.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation provide that no officer or director will be personally liable to the Company or any stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the General Corporation Law of Nevada (the “Corporation Law”). If the Corporation Law is amended or interpreted to eliminate or limit further the personal liability of directors or officers, then the liability of all directors and officers automatically will be eliminated or limited to the full extent then so permitted. These provisions in the Articles of Incorporation will not eliminate the fiduciary duties of the directors and officers and, in appropriate circumstances, equitable remedies such as injunctive relief or other forms of non-monetary relief will remain available under Nevada law. These provisions also will not affect responsibilities imposed under any other law, such as the federal securities laws or state or federal environmental laws.

The Company Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted under the Corporation Law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties and permits the Company to advance litigation expenses in the case of stockholders derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined

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that the indemnified party is not entitled to indemnification. The Board of Directors has authorized the purchase by the Company of liability insurance for its officers and directors.

The Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ liability insurance, if available, on terms deemed reasonable by the Board of Directors. These indemnification agreements are separate and independent of the indemnification rights under the Bylaws and are irrevocable.

EXHIBITS

Exhibit Number	Description

4.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant(1)

4.2	Rights Agreement dated as of June 14, 1999 between the Registrant and U.S. Stock Transfer Corporation, as the Rights Agent(2)

5.1	Opinion of Michael Dreitzer, Esq.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Michael Dreitzer, Esq. is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	Mikohn Gaming Corporation Stock Option Plan, as amended(3)

99.2	Mikohn Gaming Corporation Director Stock Option Plan, as amended(3)

99.3	Mikohn Gaming Corporation Employee Stock Incentive Plan(4)

(1)        Incorporated by reference to Exhibit A of Exhibit 3 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 2, 2000.

(2)        Incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 2, 2000.

(3)        Incorporated by reference to the Company’s Definitive Proxy Statement filed with the SEC on April 3, 2004.

(4)        Incorporated by reference to Exhibit 10.25 to the Company’s quarterly report on Form 10-Q filed with the SEC on August 14, 2003.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by section 10(a)(3) of the Securities Act;

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(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 9, 2004.

MIKOHN GAMING CORPORATION

By:	/s/ Russel H. McMeekin
Russel H. McMeekin President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russel H. McMeekin and Michael A. Sicuro, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russel H. McMeekin Russel H. McMeekin	President and Chief Executive Officer (Principal Executive Officer)	November 9, 2004

/s/ Michael A. Sicuro Michael A. Sicuro	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	November 9, 2004

/s/ Peter G. Boynton Peter G. Boynton	Chairman of the Board	November 6, 2004

/s/ Douglas M. Todoroff Douglas M. Todoroff	Director	November 8, 2004

/s/ Terrance W. Oliver Terrance W. Oliver	Director	November 8, 2004

/s/ James E. Meyer James E. Meyer	Director	November 8, 2004

/s/ Rick L. Smith Rick L. Smith	Director	November 8, 2004

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant(1)

4.2	Rights Agreement dated as of June 14, 1999 between the Registrant and U.S. Stock Transfer Corporation, as the Rights Agent(2)

5.1	Opinion of Michael Dreitzer, Esq.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Michael Dreitzer, Esq. is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	Mikohn Gaming Corporation Stock Option Plan, as amended(3)

99.2	Mikohn Gaming Corporation Director Stock Option Plan, as amended(3)

99.3	Mikohn Gaming Corporation Employee Stock Incentive Plan(4)

(1)        Incorporated by reference to Exhibit A of Exhibit 3 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 2, 2000.

(2)        Incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 2, 2000.

(3)        Incorporated by reference to the Company’s Definitive Proxy Statement filed with the SEC on April 3, 2004.

(4)        Incorporated by reference to Exhibit 10.25 to the Company’s quarterly report on Form 10-Q filed with the SEC on August 14, 2003.